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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, and
33-31556 on Form S-8 of our report dated February 20, 2003, relating to the consolidated financial statements of Smith International, Inc. and subsidiaries as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other revisions and disclosures of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such revisions and disclosures) appearing in this Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Houston, Texas
March 24, 2003